June 30, 1997

Mr. Joseph Caruso
Chief Financial Officer
Palomar Medical Technologies, Inc.
66 Cherry Hill Road
Beverly, MA 01915


Dear Mr. Caruso:

This letter shall serve as acknowledgment of discussions regarding GreenMan's request of Palomar to extend the maturity of the $1,200,000 July 1, 1997 convertible note to September 30, 1997. In return for the extension, GreenMan will agree to amend the Form S-3 registration statement that is currently with the SEC to include the shares of Common Stock underlying the $1,200,000 Note, the accrued interest and the 300,000 Warrants previously granted to Palomar.

Palomar also agrees to allow GreenMan to contribute the CRT-1 system into the proposed joint venture in New York State, but will retain it's secured interest in the equipment until such time as the Note has been satisfied.

If you are in agreement with the above, please sign both copies and return one to the attention of Chuck Coppa.


Sincerely,



Maurice E. Needham
Chief Executive Officer                      /s/ Joseph P. Caruso
                                             --------------------
                                             agreed, Joseph P. Caruso, CFO
                                             Palomar Medical Technologies, Inc.